UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2014, Strategic Hotel Funding, L.L.C. (the “Borrower”), the operating partnership of Strategic Hotels & Resorts, Inc. (the “Company” or “Parent Guarantor”), entered into a Credit Agreement (the “Credit Agreement”) with Deutsche Bank AG New York Branch as the administrative agent (the “Administrative Agent”) and the various financial institutions as are or may become parties thereto (together with the Administrative Agent, the “Lenders”).

The Credit Agreement provides the Borrower with a stock secured revolving credit facility (the “Credit Facility”) in the amount of $300,000,000 (as such amount may be increased or reduced pursuant to the Credit Agreement, the “Revolving Loan Commitment Amount”), maturing on April 25, 2018 (subject to a one-year extension as further described below or earlier termination upon the occurrence of certain events of default), that will be used for the Borrower’s ongoing working capital requirements and for general corporate purposes. The Credit Facility includes swingline loans and letter of credit subfacilities. All or a portion of the Revolving Loan Commitment Amount may be available from time to time under the Credit Facility, with such available amount being determined at the time of a borrowing request based upon certain calculations that take into account, among other things, the gross asset values of the Borrowing Base Properties (as defined in the Credit Agreement), the initial list of which consists of the hotels commonly known as the Ritz-Carlton Laguna Niguel, the Ritz-Carlton Half Moon Bay, the Four Seasons Silicon Valley, the Four Seasons Jackson Hole and the Marriott Lincolnshire (collectively, the “Hotels”).

The Credit Agreement contains an accordion feature, which provides the option to increase the borrowing capacity up to $400,000,000, subject to the satisfaction of customary conditions as set forth in the Credit Agreement. The Credit Facility’s interest rate is based upon a leverage-based pricing grid ranging from LIBOR plus 1.75% to LIBOR plus 2.50%. The initial interest rate is the sum of LIBOR plus a margin of 2.00% per annum.

The Borrower may prepay the Credit Facility, in whole or in part and without penalty, subject to certain conditions set forth in the Credit Agreement. The Credit Facility is also subject to mandatory prepayment under certain circumstances as set forth in the Credit Agreement. In addition, if the total amount outstanding under the Credit Facility exceeds certain thresholds, the Borrower must repay such excess amount immediately and must also provide cash collateral in an amount equal to the excess to collateralize any outstanding letters of credit.

The Lenders’ commitments with respect to the Credit Facility and swingline loans expire, and the Borrower’s repayment obligations mature on, April 25, 2018, subject to a one-year extension at the request of the Borrower upon the satisfaction of certain conditions set forth in the Credit Agreement.

The Credit Facility is secured by an equity pledge in direct and indirect subsidiaries that own, lease, or operate five of the Company’s assets, including the Hotels. Such subsidiaries, and the Parent Guarantor, have also provided unconditional guarantees of amounts owing under the Credit Agreement.

The Credit Agreement also imposes certain additional terms and conditions with respect to the Borrowing Base Properties. Failure to comply with such terms and conditions may result in a substantial reduction of the borrowing base and, therefore, the available amount of credit under the Credit Agreement.

The Credit Agreement contains representations and warranties and affirmative, negative and financial covenants that are customary for facilities of this type. The negative covenants include, without limitation, certain limitations on the ability to: incur liens and certain indebtedness; consummate mergers, consolidations or asset sales; make certain loans, guarantees and investments; declare or pay dividends; redeem, retire or repurchase any capital stock; and engage in certain business lines. The financial covenants require the Borrower to maintain a specific level of net worth and other financial markers. The Credit Agreement also includes certain events of default customary for credit facilities of this type including, among others, the failure to make payments when due, insolvency, breaches of representations and warranties, the failure of the Parent Guarantor to maintain its status as a real estate investment trust (“REIT”) and the occurrence of certain reportable events under the Employee Retirement Income Security Act of 1974, as amended.

The Credit Facility replaces the Borrower’s $300,000,000 credit facility with Deutsche Bank Trust Company Americas as administrative agent and the various financial institutions and parties thereto, originally entered into pursuant to a credit agreement dated June 30, 2011 (the “2011 Credit Facility”). The 2011 Credit Facility, which was set to mature in June 2015 (assuming all extension options were exercised), was terminated on April 25, 2014.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.

As described above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report on Form 8-K (this “Current Report”), the Credit Facility replaces the 2011 Credit Facility, which was terminated on April 25, 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 - Entry into a Material Definitive Agreement” of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Credit Facility is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to, the following: the effects of economic conditions and disruptions in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Germany or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 8.01	Other Events.

The Company also terminated interest rate swaps with a notional amount of $400 million at a cost of approximately $22.7 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of April 25, 2014, among Strategic Hotel Funding, L.L.C., Deutsche Bank AG New York Branch, as administrative agent, and the various financial institutions as are or may become parties thereto

99.1	Press release dated April 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

May 1, 2014	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of April 25, 2014, among Strategic Hotel Funding, L.L.C., Deutsche Bank AG New York Branch, as administrative agent, and the various financial institutions as are or may become parties thereto

99.1	Press release dated April 28, 2014